Exhibit 11

                             BNP U.S. FUNDING L.L.C.
                             -----------------------

                       Computation of net income per share
                      (in thousands, except per share data)

                                                               Twelve-month
                                                               period ended
                                                             December 31, 2001
                                                             -----------------

Net Income                                                        $ 52,277
Less:  Preferred Securities Dividend Requirement
Net Income (Loss) Applicable to Common Securities                   38,690
                                                                    ------
                                                                  $ 13,587
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Securities:
Weighted Average Number of Common Securities                        53,011
Outstanding                                                         ======

Net Income (Loss) per Common Security                             $ 256.31
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